================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 ___________


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)              November 30, 1995
                                                       -------------------------


                          THE DURIRON COMPANY, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          NEW YORK                    0-325                       31-0267900
----------------------------        ---------                  -----------------
(State or other jurisdiction        (Commission              (I.R.S. Employer
 of incorporation)                  File Number)             Identification No.)


3100 Research Boulevard, Dayton, OH                                     45420
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code    (513) 476-6100
                                                     ------------------


--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)


================================================================================


                                 1 of 17 Pages

Item 2.  Acquisition or Disposition of Assets.
------   ------------------------------------

   At a Special Meeting of Shareholders held on November 30, 1995, the shareholders of The Duriron Company, Inc. (the "Company") approved the Company's acquisition of Durametallic Corporation, a Michigan corporation ("Durametallic") by means of a merger of Wolverine Acquisition Corp., a wholly-owned subsidiary of the Company, with and into Durametallic. Also at a Special Meeting of Shareholders held on November 30, 1995, the shareholders of Durametallic approved the merger.

   On November 30, 1995, immediately following the Special Meetings of Shareholders of Durametallic and the Company, a Certificate of Merger effecting the merger was filed with the State of Michigan, and Durametallic became a wholly-owned subsidiary of the Company.

   Pursuant to the terms of the merger, shareholders of Durametallic are entitled to receive 3.1132 shares of the Company's Common Stock, $1.25 par value per share, for each share of Common Stock, $5.00 par value per share, of Durametallic owned by them. The Company will issue approximately 5,345,000 shares of its Common Stock in the exchange.

   The remaining information required by this Item has been previously reported in the Company's Registration Statement on Form S-4 (Registration No. 33-62527).


Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

    (a)  Financial statements of businesses acquired.

    See Financial Statement Index for a list of interim financial statements of Durametallic which are being filed with this Report on Form 8- K.

    The following financial statements of Durametallic were filed as part of the Company's Registration Statement on Form S-4 (Registration No. 33-62527) and are incorporated into this Report on Form 8-K by reference:

         Report of Independent Auditors.

         Consolidated Balance Sheets at December 31, 1994 and 1993.

         Consolidated Statements of Income for the years ended December 31, 1994, 1993 and 1992.

         Consolidated Statements of Stockholders' Equity for the years ended December 31, 1994, 1993 and 1992.

         Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992.

         Notes to Consolidated Financial Statements.

    (b)  Pro forma financial information.

    See Financial Statement Index for a list of the unaudited pro forma condensed consolidated financial statements of the Company and Durametallic which are being filed with this Report on Form 8-K.

    The following unaudited pro forma condensed combined financial statements of the Company and Durametallic were filed as part of the Company's Registration Statement on Form S-4 (Registration No. 33-62527) and are incorporated into this Report on Form 8-K by reference:

         Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1994.

         Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1993.

         Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1992.

         Notes to Pro Forma Condensed Combined Financial Statements.

    (c)  Exhibits.

    See Exhibit Index.


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE DURIRON COMPANY, INC.


                                             By /s/ Ronald F. Shuff
                                                ---------------------------
Date:  December 14, 1995                        Ronald F. Shuff,
                                                Vice President, Secretary
                                                and General Counsel

                           FINANCIAL STATEMENT INDEX
                           -------------------------

                                                                                       Page
                                                                                       ----
  Interim Financial Statements of Durametallic Corporation:

       Unaudited Consolidated Balance Sheet at September 30, 1995.                      5

       Unaudited Consolidated Statements of Income for the nine months ended
       September 30, 1995 and 1994.                                                     6

       Unaudited Consolidated Statements of Income for the quarters ended
       September 30, 1995 and 1994.                                                     7

       Unaudited Consolidated Statements of Stockholders' Equity for the nine
       months ended September 30, 1995 and 1994.                                        8

       Unaudited Consolidated Statements of Cash Flows for the nine months
       ended September 30, 1995 and 1994.                                               9

       Notes to Unaudited Consolidated Financial Statements.                           10



  Pro forma Condensed Consolidated Financial Statements of The Duriron
  Company, Inc. and Durametallic Corporation:

       Unaudited Pro Forma Condensed Balance Sheet at September 30, 1995.              12

       Unaudited Pro Forma Condensed Statement of Operations for the nine
       months ended September 30, 1995.                                                13

       Unaudited Pro Forma Condensed Statement of Operations for the nine
       months ended September 30, 1994.                                                14

       Notes to Unaudited Pro Forma Condensed Consolidated Financial
       Statements.                                                                     15




                   DURAMETALLIC CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                                                  SEPTEMBER 30, 1995
                                                                                  ------------------
                                     ASSETS
Current assets:
  Cash and cash equivalents.....................................................     $ 3,482
  Accounts receivable, less allowance for doubtful accounts of $568 in 1995.....      23,729
  Inventories...................................................................      18,019
  Prepaid expenses and other....................................................       2,673
                                                                                     -------
          Total current assets..................................................      47,903
                                                                                     -------
Investments in affiliated companies.............................................       4,564
Property, plant and equipment, net..............................................      23,959
Costs in excess of net assets of acquired subsidiaries, net of
  accumulated amortization......................................................       9,352
Other assets....................................................................       7,158
                                                                                     -------
                                                                                     $92,936
                                                                                     =======
                                  LIABILITIES
Current liabilities:
  Notes payable, banks..........................................................     $ 4,075
  Current maturities of long-term debt..........................................         427
  Accounts payable..............................................................       6,866
  Income taxes payable..........................................................         871
  Accrued compensation..........................................................       6,200
  Accrued profit sharing contributions..........................................       2,025
  Other accrued liabilities.....................................................       3,062
                                                                                     -------
          Total current liabilities.............................................      23,526
                                                                                     -------
Long-term debt, less current maturities.........................................      16,617
Deferred income taxes and other liabilities.....................................       1,047
Minority interest...............................................................         928
Postretirement and postemployment benefits......................................      10,472
                              STOCKHOLDERS' EQUITY
Common stock....................................................................       8,584
Paid-in capital.................................................................          40
Retained earnings...............................................................      32,180
Cumulative translation adjustment...............................................        (446)
Stock subscriptions receivable..................................................         (12)
                                                                                     -------
                                                                                      40,346
                                                                                     -------
                                                                                     $92,936
                                                                                     =======

         See accompanying notes to consolidated financial statements.

                   DURAMETALLIC CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                   UNAUDITED
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                          1995          1994
                                                                        ---------     ---------
Net sales.............................................................  $  97,139     $  85,207
Cost of goods sold....................................................     50,214        42,397
                                                                        ---------     ---------
          Gross profit................................................     46,925        42,810
                                                                        ---------     ---------
Operating expenses:
  Engineering.........................................................      5,833         4,837
  Selling.............................................................     17,903        16,442
  Administration......................................................     13,476        12,691
                                                                        ---------     ---------
                                                                           37,212        33,970
                                                                        ---------     ---------
Profit from operations................................................      9,713         8,840
Other (expense), net..................................................        219          (280)
                                                                        ---------     ---------
  Income from continuing operations, before income taxes..............      9,932         8,560
Provision for income taxes............................................      3,815         3,254
                                                                        ---------     ---------
          Net Income..................................................  $   6,117     $   5,306
                                                                        =========     =========
Earnings per common share.............................................  $    3.56     $    2.93
                                                                        =========     =========
Average common shares outstanding.....................................  1,717,000     1,811,000
                                                                        =========     =========

         See accompanying notes to consolidated financial statements.

                   DURAMETALLIC CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                   UNAUDITED
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
              FOR THE QUARTERS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                          1995          1994
                                                                        ---------     ---------
Net sales.............................................................  $  33,251     $  28,629
Cost of goods sold....................................................     17,388        14,118
                                                                        ----------    ----------
  Gross profit........................................................     15,863        14,511
                                                                        ----------    ----------
Operating expenses:
  Engineering.........................................................      2,045         1,664
  Selling.............................................................      6,114         5,337
  Administration......................................................      4,762         4,348
                                                                        ----------    ----------
                                                                           12,921        11,349
                                                                        ----------    ----------
  Profit from operations..............................................      2,942         3,162
Other (expense), net..................................................        499           (83)
                                                                        ----------    ----------
  Income from continuing operations, before income taxes..............      3,441         3,079
Provision for income taxes............................................      1,265         1,197
                                                                        ----------    ----------
     Net Income.......................................................  $   2,176     $   1,882
                                                                        ==========    ==========
Earnings per common share.............................................  $    1.26     $    1.09
                                                                        ----------    ----------
Average common shares outstanding.....................................  1,717,000     1,718,000
                                                                        ==========    ==========

          See accompanying notes to consolidated financial statements.

                   DURAMETALLIC CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   UNAUDITED
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                     CUMULATIVE       STOCK
                                       COMMON   PAID-IN   RETAINED   TRANSLATION  SUBSCRIPTIONS
                                       STOCK    CAPITAL   EARNINGS   ADJUSTMENT    RECEIVABLE      TOTAL
                                       ------   -------   --------   ----------   -------------   -------
Balances at December 31, 1993........  $9,255   $   917   $ 24,881     $ (745)        $ (27)      $34,281
Net income...........................     --         --      5,306         --            --         5,306
Cash dividends paid, $0.54 per
  share..............................     --         --     (1,003)        --            --        (1,003)
Purchase and retirement of common
  stock..............................   (705)    (1,066)    (3,098)        --            --        (4,869)
Translation adjustments..............     --         --         --        483            --           483
Issuance of common stock:
  Deferred compensation plan.........      8         47         --         --            --            55
  Exercise of stock options..........     27        102         --         --            --           129
                                       ------   -------    -------      -----          ----       -------
Balances at September 30, 1994.......  $8,585   $     0   $ 26,086     $ (262)        $ (27)      $34,382
                                       ======   =======    =======      =====          ====       =======
Balances at December 31, 1994........  $8,582        --   $ 27,113     $ (405)        $ (16)      $35,274
Net income...........................     --         --      6,117         --            --         6,117
Cash dividends paid, $0.60 per
  share..............................     --         --     (1,029)        --            --        (1,029)
Purchase and retirement of common
  stock..............................     (6)        --        (21)        --            --           (27)
Translation adjustments..............     --         --         --        (41)           --           (41)
Issuance of common stock:
  Deferred compensation plan.........      8         40         --         --            --            48
Payments of stock subscriptions......     --         --         --         --             4             4
                                       ------   -------    -------      -----          ----       -------
Balances at September 30, 1995.......  $8,584   $    40   $ 32,180     $ (446)        $ (12)      $40,346
                                       ======   =======    =======      =====          ====       =======

          See accompanying notes to consolidated financial statements.

                   DURAMETALLIC CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                            1995        1994
                                                                           -------     -------
Operating activities:
  Net income.............................................................  $ 6,117     $ 5,306
  Charges (credits) to income not requiring the use of cash:
     Depreciation and amortization.......................................    3,308       2,621
     Deferred taxes......................................................      (76)        268
     (Gain) on disposition of assets.....................................      (22)        (46)
     Minority interests..................................................      148         121
     Provisions for obsolete inventory and doubtful accounts.............      556         802
     Postretirement benefits.............................................     (115)        136
     Equity in income of affiliates, less dividends received.............     (482)       (124)
     Exchange losses.....................................................        0          21
     Issuances of common stock as compensation...........................       48          55
  Changes in operating assets and liabilities:
     Accounts receivable.................................................   (2,877)     (2,568)
     Inventories.........................................................   (4,668)        123
     Prepaid expenses and other current assets...........................     (375)        223
     Accounts payable and accrued liabilities............................    3,208        (667)
     Income taxes payable................................................     (291)        521
                                                                           -------     -------
          Cash provided from operating activities........................    4,479       6,792
                                                                           -------     -------
Financing activities:
  Net change in notes payable, banks.....................................      941      (2,492)
  Proceeds from long-term debt...........................................   13,521       6,928
  Payment of long-term debt..............................................     (871)      (4,083)
  Payments received on stock subscriptions...............................        4           0
  Dividends paid.........................................................   (1,030)     (1,003)
  Purchase of common stock...............................................      (27)     (4,869)
  Proceeds from sale of common stock.....................................        0         129
                                                                           -------     -------
          Cash used for financing activities.............................   12,538      (5,390)
                                                                           -------     -------
Investing activities:
  Acquisition of Pac-Seal, net of cash..................................   (12,206)          0
  Additions to property, plant, and equipment............................   (3,769)     (2,389)
  Additions to software and patents......................................     (684)       (435)
  Proceeds from disposition of assets....................................      188         152
  Investments in affiliated companies....................................     (213)          0
                                                                           -------     -------
          Cash used for investing activities.............................  (16,684)     (2,672)
                                                                           -------     -------
Effect of exchange rate changes on cash..................................     (135)        (55)
                                                                           -------     -------
Increase (decrease) in cash and cash equivalents.........................      198      (1,325)
Cash and cash equivalents at the beginning of the year...................    3,284       3,613
                                                                           -------     -------
Cash and cash equivalents at the end of the period.......................  $ 3,482     $ 2,288
                                                                           =======     =======
Supplemental cash flow disclosures:
  Income taxes paid......................................................  $ 7,104    $  2,347
                                                                           =======     =======
  Interest paid..........................................................  $   442     $   391
                                                                           =======     =======

          See accompanying notes to consolidated financial statements.

                   DURAMETALLIC CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   UNAUDITED
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

1.  INTERIM INFORMATION:

     The financial information as of September 30, 1995, and for the three month and nine month periods ended September 30, 1994 and 1995, is derived from unaudited financial statements that, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly such information. Operating results for the three months and the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1995.

2.  INVENTORY:

     The cost of parent company inventories stated using the LIFO method was approximately 52 percent of total inventories as of September 30, 1995. Had these inventories been valued on the FIFO method, total inventories would have been $4,653 higher than reported at September 30, 1995.

3.  STOCKHOLDERS' EQUITY:

     There are authorized 4,500,000 shares of $5 par value common stock. Changes in the nine months ended September 30, 1995 and 1994 are reflected in the Consolidated Statements of Stockholders' Equity. At September 30, 1995, 22,666 options were available for exercise under the 1991 nonqualified stock option plan.

4.  COMMITMENTS AND CONTINGENT LIABILITIES:

     Durametallic is a defendant in numerous lawsuits that seek to recover damages for alleged personal injury allegedly resulting from exposure to asbestos containing products manufactured and distributed by Durametallic prior to 1986. All such products were used within self-contained process equipment, and management does not believe that there was any emission of ambient asbestos fiber during the operation of this equipment.

     In 1994, Durametallic received approximately 3,500 new asbestos liability claims and resolved approximately 8,100 claims. During the past three years, Durametallic has resolved approximately 9,300 claims at an average of one hundred thirty-two dollars per claim. Durametallic continues to have a substantial amount of available insurance from financially solvent carriers to cover such claims.

        Durametallic has reviewed its policies of insurance, historical settlement amounts and the number of pending cases. Based upon such reviews, Durametallic has estimated its potential liability for such claims to be approximately $875 and $780 at September 30, 1995 and December 31, 1994, respectively. The cases are expected to be paid or dismissed within the next two years. Under terms of its insurance policies, Durametallic estimates its insurance proceeds to be approximately $875 and $780 at September 30, 1995 and December 31, 1994, respectively. The coverage for such claims, including defense costs and case resolution costs, has not been disputed by Durametallic's insurance carriers. Accordingly, the gross liability and gross insurance recovery related to these claims have been reflected in the accompanying consolidated Balance Sheets. While management understands the inherent uncertainty in litigation of this type and the possibility that past costs may not necessarily be indicative of future costs, management does not believe that these claims will have any material adverse effect on Durametallic's financial position or results of operations.

     Durametallic is the defendant in lawsuits and other claims in the normal course of business. Management believes that Durametallic has adequate insurance protection to cover the costs of defense, settlements or awards.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


    The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1995 and the pro forma condensed consolidated statements of operations for the nine months ended September 30, 1995 and 1994, give effect to the merger accounted for as a pooling of interests. This pro forma information is based on the historical consolidated financial statements of Duriron and Durametallic and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes.

    The unaudited pro forma condensed consolidated financial statements have been prepared by the managements of Duriron and Durametallic based upon their respective historical consolidated financial statements. Pro forma per share amounts are based on a conversion ratio in the merger of 3.1132 shares of Duriron Common Stock for each Durametallic share. The pro forma condensed consolidated financial statements, which include results of operations as if the merger had been consummated on January 1, 1994, do not reflect the merger expenses expected to be incurred by Duriron and Durametallic, or any anticipated cost savings. As a result, the pro forma condensed consolidated financial condition and results of operations of Duriron as of and after the merger may not be indicative of the results that actually would have occurred if the merger had been in effect during the periods presented or which may be attained in the future. Actual performance will differ, and the differences may be material. The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Duriron and Durametallic.

                            THE DURIRON COMPANY, INC. AND DURAMETALLIC CORPORATION
                                     PRO FORMA CONDENSED BALANCE SHEET
                                              SEPTEMBER 30, 1995
                                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                               (UNAUDITED)


                                                                       September 30, 1995
                                                   ------------------------------------------------------------
                                                                                 Pro Forma        Pro Forma
                                                  Duriron      Durametallic      Adjustments      Consolidated
                                                 ---------     ------------     -------------     -------------
ASSETS

Current assets:
  Cash and cash equivalents                        $19,595           $3,482                             $23,077
  Accounts receivable                               77,212           23,729                             100,941
  Inventories                                       71,194           18,019                              89,213
  Prepaid expenses                                   5,882            2,673                               8,555
                                                 ---------     ------------     -------------     -------------
    Total current assets                           173,883           47,903                 0           221,786

Property, plant and equipment, at cost             194,607           50,301                             244,908
  Less accumulated depreciation and amortization   114,866           26,342                             141,208
                                                 ---------     ------------     -------------     -------------
    Net property, plant and equipment               79,741           23,959                 0           103,700

Intangibles and other assets                        44,231           21,074                              65,305
                                                 ---------     ------------     -------------     -------------
Total assets                                      $297,855          $92,936                $0          $390,791
                                                 =========        =========     =============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $21,875           $6,866                             $28,741
  Notes payable                                      3,139            4,075                               7,214
  Income taxes                                       2,180              871                               3,051
  Accrued liabilities                               28,646           11,287             4,600(5)         44,533
  Long-term debt due within one year                 3,982              427                               4,409
                                                 ---------     ------------     -------------     -------------
    Total current liabilities                       59,822           23,526             4,600            87,948

Long-term debt due after one year                   42,414           16,617                              59,031

Postretirement benefits and other deferred items    42,491           12,447                              54,938

Shareholders' equity
  Serial preferred stock, $1.00 par value,
    no shares issued                                    --               --                --                --
  Common stock, $1.25 par value                     23,817            8,584            (1,903)(4)        30,498
  Capital in excess of par value                     3,984               40             1,903 (4)         5,927
  Retained earnings                                123,770           32,180            (4,600)(5)       151,350
                                                 ---------     ------------     -------------     -------------
                                                   151,571           40,804            (4,600)          187,775

Foreign currency and other equity
  adjustments                                        1,557             (458)                              1,099
                                                 ---------     ------------     -------------     -------------

  Total shareholders' equity                       153,128           40,346           (4,600)           188,874

                                                 ---------     ------------     -------------     -------------
Total liabilities and shareholders' equity        $297,855          $92,936                $0          $390,791
                                                 =========     ============     =============     =============

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.


                         THE DURIRON COMPANY, INC. AND DURAMETALLIC CORPORATION
                                PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                            (UNAUDITED)



                                                   For the Nine Months Ended September 30, 1995
                                        ---------------------------------------------------------------
                                                                            Pro Forma       Pro Forma
                                           Duriron       Durametallic      Adjustments     Consolidated
                                        ------------     ------------     ------------     ------------
Net sales                                   $290,659          $97,139          ($1,125)(3)     $386,673

Costs and expenses:
  Cost of sales                              181,428           50,214               (7)(1,3)    231,635
  Selling and administrative                  68,618           31,379             (813)(2)       99,184
  Research, engineering and development        6,432            5,833           (1,118)(1)       11,147
  Interest                                     3,070              673                             3,743
  Other, net                                   1,587             (892)             813 (2)        1,508
                                        ------------     ------------     ------------     ------------
                                             261,135           87,207           (1,125)         347,217

Earnings before income taxes                  29,524            9,932                0           39,456

Provision for income taxes                    10,915            3,815                            14,730
                                        ------------     ------------     ------------     ------------

Net earnings                                 $18,609           $6,117               $0          $24,726
                                        ============     ============     ============     ============

Earnings per share                              0.97             3.56                              1.00

Average shares outstanding                    19,278            1,717                            24,622



See Notes to Unaudited Pro Forma Condensed Cosolidated Financial Statements.

                       THE DURIRON COMPANY, INC. AND DURAMETALLIC CORPORATION
                              PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                              (UNAUDITED)




                                                   For the Nine Months Ended September 30, 1994
                                        ---------------------------------------------------------------
                                                                            Pro Forma       Pro Forma
                                           Duriron       Durametallic      Adjustments     Consolidated
                                        ------------     ------------     ------------     ------------
Net sales                                   $255,502          $85,207          ($1,079)(3)     $339,630

Costs and expenses:
  Cost of sales                              160,898           42,397             (164)(1,3)    203,131
  Selling and administrative                  62,980           29,133             (757)(2)       91,356
  Research, engineering and development        7,066            4,837             (915)(1)       10,988
  Interest                                     3,106              435                             3,541
  Other, net                                   1,647             (155)             757 (2)        2,249
                                        ------------     ------------     ------------     ------------
                                             235,697           76,647           (1,079)         311,265

Earnings before income taxes                  19,805            8,560                0           28,365

Provision for income taxes                     7,420            3,254                            10,674
                                        ------------     ------------     ------------     ------------

Net earnings                                 $12,385           $5,306               $0          $17,691
                                        ============     ============     ============     ============

Earnings per share                              0.65             2.93                              0.71

Average shares outstanding                    19,148            1,811                            24,785



See Notes to Unaudited Pro Forma Condensed Cosolidated Financial Statements.

            THE DURIRON COMPANY, INC. AND DURAMETALLIC CORPORATION

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1) Certain Durametallic research and development expenses have been reclassified to cost of sales to reflect consistent accounting policies on a pro forma combined basis.

(2) Durametallic management incentive compensation and goodwill amortization have been reclassified from selling and administrative expenses to other, net costs and expenses to reflect consistent accounting policies on a pro forma combined basis.

(3) To eliminate intercompany transactions between Durametallic and Duriron.

(4) The pro forma condensed consolidated financial statements reflect the issuance of 5,344,868 shares of Duriron Common Stock in exchange for all the outstanding Durametallic Common Stock. This reflects a 3.1132 exchange ratio of Duriron for Durametallic shares, based upon a market value of $27.40 for a share of Duriron Common Stock.

(5) Total costs to be incurred by Duriron and Durametallic in connection with the merger are estimated at $4.6 million after tax.
         Approximately $3.3 million of these costs relate to financial advisory, legal, accounting, printing and other related services. These non-tax deductible costs will be charged against income of the combined company in the period of consummation. The remaining costs of $1.3 million after tax include payments to be made to Durametallic's chief executive officer and its chief financial officer upon their retirement in 1996 and will be charged against income of the combined company in the period of consummation. The liabilities associated with these costs have been applied to reduce shareholders' equity in the pro forma financial statements. The costs related to the merger through September 30, 1995 were not material to pro forma condensed net income.

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT NO. AND DESCRIPTION

  (2) Plan of acquisition, reorganization, arrangement, liquidation or succession.

  2.1 Agreement and Plan of Merger, dated as of September 11, 1995, among The Duriron Company, Inc., Wolverine Acquisition Corp. and Durametallic Corporation (included as Annex A to the Joint Proxy Statement/Prospectus constituting a part of the Company's Registration Statement on Form S-4 (Registration No. 33-62527) and incorporated herein by reference).

  (23)  Consents of experts and counsel.

  23.1      Consent of KPMG Peat Marwick LLP.